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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Current Report on Form 8-K of Affiliated Computer Services, Inc. of our report dated July 28, 1997, with respect to the consolidated financial statements of Computer Data Systems, Inc. included in their Annual Report (Form 10-K) for the year ended June 30, 1997.


/s/ Ernst & Young, LLP

Washington, D.C.
December 23, 1997